As filed with the Securities and Exchange Commission on October 10, 2023
Registration No. 333-218278

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3 REGISTRATION STATEMENT NO. 333-218278
UNDER THE SECURITIES ACT OF 1933

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	25-1655321
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)
1800 Hughes Landing Blvd.
The Woodlands, Texas 77380
(281) 214-0777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark D. Wolf
General Counsel & Corporate Secretary
1800 Hughes Landing Blvd.
The Woodlands, Texas 77380
(281) 214-0777
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alexandra C. Layfield Thomas D. Kimball Jones Walker LLP 201 St. Charles Ave, Suite 5100 New Orleans, Louisiana 70170 (504) 582-8000

Approximate date of commencement of proposed sale to the public: Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☒

Non-accelerated filer ☐	Smaller reporting company	☐

	Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the below listed Registration Statement on Form S-3 (the “Prior Registration Statement”) of Sterling Infrastructure, Inc. (the “Registrant”) is being filed to terminate all offerings under the Prior Registration Statement and deregister any and all securities that remain unsold pursuant to the Prior Registration Statement.

1.Registration Statement on Form S-3, File No. 333-218278, filed with the Securities and Exchange Commission on May 26, 2017, registering the offer and sale of up to 1,000,000 warrants and 1,000,000 shares of Common Stock, par value $0.01 per share, issuable upon exercise of the warrants by certain selling security holders identified therein.
DEREGISTRATION OF UNSOLD SECURITIES
The Prior Registration Statement was filed by the Registrant in fulfillment of its obligations under that certain Registration Rights Agreement, dated as of April 3, 2017, by and among the Registrant, OCM Sterling NE Holdings, LLC and OCM Sterling E. Holdings, LLC (the “Registration Rights Agreement”). The Registrant has no further obligations under the Registration Rights Agreement, and the Registrant is hereby filing this Post-Effective Amendment to the Prior Registration Statement to deregister, and does hereby remove from registration, all of the securities of the Registrant registered under such Prior Registration Statement that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on October 10, 2023.

STERLING INFRASTRUCTURE, INC.

By:	/s/ Joseph A. Cutillo
Joseph A. Cutillo
Chief Executive Officer

Signature	Title	Date

/s/ Joseph A. Cutillo	Chief Executive Officer and Director (Principal Executive Officer)	October 10, 2023
Joseph A. Cutillo

/s/ Ronald A. Ballschmiede	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 10, 2023
Ronald A. Ballschmiede

/s/ Thomas M. White	Director and Non-Executive Chairman	October 10, 2023
Thomas M. White

/s/ Roger A. Cregg	Director	October 10, 2023
Roger A. Cregg

/s/ Julie A. Dill	Director	October 10, 2023
Julie A. Dill

/s/ Dana C. O’Brien	Director	October 10, 2023
Dana C. O’Brien

/s/ Charles R. Patton	Director	October 10, 2023
Charles R. Patton

/s/ Dwayne A. Wilson	Director	October 10, 2023
Dwayne A. Wilson

#100960688v5